UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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U.S. BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000

March 8, 2007

Dear Shareholders:

You are cordially invited to join us for our 2007 annual meeting of shareholders, which will be held on Tuesday, April 17, 2007, at 11:00 a.m., Eastern Time, in the Presidential Ballroom at The Westin Cincinnati, 21 East Fifth Street, Cincinnati, Ohio. For your convenience, a map showing the location of The Westin Cincinnati is provided on the back of the accompanying proxy statement. Holders of record of our common stock as of February 26, 2007, are entitled to notice of and to vote at the 2007 annual meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. We also will report at the meeting on matters of current interest to our shareholders.

The proxy statement contains two shareholder proposals which your Board of Directors believes are not in the best interests of our shareholders. Your Board urges you to vote against these proposals.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, you will need proof of ownership to be admitted to the meeting, as described under “How can I attend the meeting?” on page 4 of the proxy statement.

We look forward to seeing you at the annual meeting.

Sincerely,

Richard K. Davis
President and Chief Executive Officer

800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, April 17, 2007, at 11:00 a.m. Eastern Time
Place:	The Westin Cincinnati Presidential Ballroom 21 East Fifth Street Cincinnati, Ohio 45202
Items of Business:	1. The election of five directors, each for a three-year term.
2. The ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2007.
3. A proposal to approve the U.S. Bancorp 2007 Stock Incentive Plan.
4. A proposal to approve an amendment to our Restated Certificate of Incorporation to provide for the annual election of all directors.

5.      A shareholder proposal urging our Board of Directors to establish a policy that our shareholders be given an opportunity to annually ratify the compensation paid to the executive officers named in our proxy statement.

6. A shareholder proposal urging our Board of Directors to establish a policy limiting the benefits provided under our supplemental executive retirement plan.
7. Any other business that may properly be considered at the meeting or any adjournment of the meeting.
Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 26, 2007.
Voting by Proxy:

If you cannot attend the annual meeting in person, you may vote your shares by telephone or internet by no later than 11:59 p.m. Eastern Time on April 16, 2007 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope addressed to our transfer agent, Mellon Investor Services, for which no postage is required if mailed in the United States.

By Order of the Board of Directors

Lee R. Mitau
Secretary
March 8, 2007

PROXY STATEMENT
TABLE OF CONTENTS

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PROXY STATEMENT
2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 17, 2007

The Board of Directors of U.S. Bancorp is soliciting proxies for use at the annual meeting of shareholders to be held on April 17, 2007, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about March 8, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors, ratification of the selection of our independent auditor, approval of the U.S. Bancorp 2007 Stock Incentive Plan, approval of an amendment to our Restated Certificate of Incorporation, and consideration of two shareholder proposals. Also, management will report on our performance during the last fiscal year and, once the business of the annual meeting is concluded, respond to questions from shareholders, as time permits.

Who is entitled to vote at the meeting?

The Board has set February 26, 2007, as the record date for the annual meeting. If you were a shareholder of record at the close of business on February 26, 2007, you are entitled to vote at the meeting.

As of the record date,                     shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of                      votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least one-third of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•       you are present and vote in person at the meeting; or

•       you have properly submitted a proxy card by mail, telephone or internet.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•       over the telephone by calling a toll-free number;

•       electronically, using the internet; or

•       by completing, signing and mailing the enclosed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for shareholders who hold their shares in street name.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

How do I vote if my shares are held in the U.S. Bancorp 401(k) Savings Plan?

If you hold any shares in the U.S. Bancorp 401(k) Savings Plan, your completed proxy card or telephone or internet proxy vote will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the U.S. Bancorp 401(k) Savings Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Savings Plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

Approval of an amendment to our Restated Certificate of Incorporation to provide for the annual election of all directors requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the meeting. The affirmative vote of a majority of the voting power of our common stock present and entitled to vote at the meeting is required for the election of each director and for the approval of each other proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD”authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you withhold authority to vote for one or more of the directors, this has the same effect as a vote against those directors.

If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Your broker or other nominee has discretionary authority to vote your shares on the election of directors, the ratification of Ernst & Young LLP as our independent auditor and management’s proposal to approve an amendment to our Restated Certificate of Incorporation to provide for the annual election of all directors, even if your broker or other nominee does not receive voting instructions from you. Your broker or other nominee may not vote on management’s proposal to approve the U.S. Bancorp 2007 Stock Incentive Plan or on any of the shareholder proposals without instructions from you.

Who will count the vote?

Representatives of Mellon Investor Services, our transfer agent, will tabulate votes and act as independent inspectors of election.

How does the Board recommend that I vote?

You will vote on the following management proposals:

•       Election of five directors: Victoria Buyniski Gluckman, Arthur D. Collins, Jr., Olivia F. Kirtley, Jerry W. Levin and Richard G. Reiten;

•       Ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2007;

•       Approval of the U.S. Bancorp 2007 Stock Incentive Plan; and

•       Approval of an amendment to our Restated Certificate of Incorporation to provide for the annual election of all directors.

The Board of Directors recommends that you vote FOR the election of each of the nominees to the Board of Directors, FOR the ratification of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2007, FOR the approval of the U.S. Bancorp 2007 Stock Incentive Plan, and FOR the approval of an amendment to our Restated Certificate of Incorporation.

You will also vote on the following shareholder proposals:

•       A shareholder proposal urging our Board of Directors to establish a policy that our shareholders be given an opportunity to annually ratify the compensation paid to the executive officers named in our proxy statement; and

•       A shareholder proposal urging our Board of Directors to establish a policy limiting the benefits provided under our supplemental executive retirement plan.

The Board of Directors recommends that you vote AGAINST the shareholder proposals.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, we will vote your shares:

•       FOR the election of all of the nominees for director;

•       FOR the ratification of the selection of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2007;

•       FOR the approval of the U.S. Bancorp 2007 Stock Incentive Plan;

•       FOR the approval of an amendment to our Restated Certificate of Incorporation to provide for the annual election of all directors;

•       AGAINST the shareholder proposal urging our Board of Directors to establish a policy that our shareholders be given an opportunity to annually ratify the compensation paid to the executive officers named in our proxy statement; and

•       AGAINST the shareholder proposal urging our Board of Directors to establish a policy limiting the benefits provided under our supplemental executive retirement plan.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Mellon Investor Services at 1-888-778-1311.

If you are a participant in the U.S. Bancorp 401(k) Savings Plan, you may revoke your proxy and change your vote as described above, but only until April 13, 2007. If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, telephone, internet or in person, all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a shareholder. We also have the voting tabulations performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

Please let us know whether you plan to attend the meeting by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or internet voting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the annual meeting for a fee of approximately $25,000, plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

What are the deadlines for submitting shareholder proposals for the 2008 annual meeting?

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2008 annual meeting, the written proposal must be received at our principal executive offices at 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Corporate Secretary, on or before November 9, 2007. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Our bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Secretary of U.S. Bancorp at our principal executive offices in Minneapolis, Minnesota, at least 120 days in advance of the date the proxy statement for the prior year’s annual meeting was released to shareholders. For the 2008 annual meeting, director nominations and shareholder proposals must be received on or before November 9, 2007. The nomination or proposal must contain the specific information required by our bylaws. You may request a copy of our bylaws by contacting our Corporate Secretary, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402, telephone (651) 466-3000. Shareholder proposals that are received by us after November 9, 2007, may not be presented in any manner at the 2008 annual meeting.

Can I receive future proxy statements and annual reports electronically instead of receiving paper copies through the mail?

Yes. In fact, we encourage you to request electronic delivery of these documents if you are comfortable with the electronic format because it saves us the expense of printing and mailing the materials to you and helps preserve environmental resources. If you are a shareholder of record or if your shares are held in our 401(k) Savings Plan, you may request and consent to electronic delivery of future proxy statements and annual reports by accessing the website melloninvestor.com/isd and accessing your account. If you do not see a prompt regarding consent to electronic delivery of materials, click on Consent Update under the Account Management option and follow the instructions. If your shares are held in street name, please contact your broker or other nominee and ask about the availability of electronic delivery.

How can I communicate with U.S. Bancorp’s Board of Directors?

You can communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-management directors, presiding director or specified individual directors to:

The Office of the Corporate Secretary
U.S. Bancorp
BC-MN-H210
800 Nicollet Mall
Minneapolis, MN 55402

Any such letters will be delivered to the independent presiding director or to a specified director if so addressed. Letters relating to accounting matters will also be delivered to our Chief Risk Officer for handling in accordance with the Audit Committee’s policy on investigation of complaints relating to accounting matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our executive officers and directors are encouraged to own our common stock to further align their interests with our shareholders’ interests. These share ownership guidelines are discussed below under the heading “Compensation Discussion and Analysis—Compensation Philosophy—Stock Ownership.”

The following table shows how many shares of our common stock were beneficially owned as of February 5, 2007, by:

•       each person who is known by us to beneficially own more than 5% of our voting securities,

•       each current director,

•       each director nominee,

•       each of the executive officers named in the Summary Compensation Table in this proxy statement, and

•       all of our directors and executive officers as a group.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Common Stock Outstanding
Barclays Global Investors, NA.(3)	95,479,783		5.39%
Victoria Buyniski Gluckman	199,385	(4)	*
Andrew Cecere	864,069	(5)	*
William L. Chenevich	664,839	(6)	*
Arthur D. Collins, Jr.	141,559	(4)	*
Peter H. Coors	158,836	(4)	*
Richard K. Davis	2,486,349	(7)	*
Jerry A. Grundhofer	8,062,790	(8)	*
Joel W. Johnson	134,658	(4)	*
Olivia F. Kirtley	2,078	(4)	*
Jerry W. Levin	172,508	(4)	*
Lee R. Mitau	569,400	(9)	*
David M. Moffett	2,568,146	(10)	*
David B. O’Maley	285,833	(4)	*
O’dell M. Owens, M.D., M.P.H.	130,556	(4)	*
Richard G. Reiten	103,117	(4)	*
Craig D. Schnuck	93,570	(4)(11)	*
Warren R. Staley	144,209	(4)	*
Patrick T. Stokes	115,980	(4)	*
All directors and executive officers as a group (26 persons)	18,836,433	(12)	1.05%

*                    Indicates less than 1%.

(1)          Includes the following shares subject to options exercisable within 60 days after February 5, 2007: Ms. Buyniski Gluckman, 117,537 shares; Mr. Cecere, 739,053 shares; Mr. Chenevich, 570,063 shares; Mr. Collins, 115,798 shares; Mr. Coors, 129,324 shares; Mr. Davis, 2,159,205 shares; Mr. Grundhofer, 5,325,390 shares; Mr. Johnson, 119,188 shares; Ms. Kirtley, 0 shares; Mr. Levin, 120,934 shares; Mr. Mitau, 425,009 shares; Mr. Moffett, 2,252,252 shares; Mr. O’Maley, 128,517 shares; Dr. Owens,

64,705 shares; Mr. Reiten, 63,967 shares; Mr. Schnuck, 66,235 shares; Mr. Staley, 129,513 shares; and Mr. Stokes, 72,072 shares.

(2)          Some of our directors and officers have deferred cash compensation or stock option gains under our deferred compensation plans. Some of these deferred amounts will be paid out in shares of our common stock upon the director’s or officer’s retirement or other termination of employment or service with U.S. Bancorp. The number of shares to which the directors and officers would be entitled had their employment or service with U.S. Bancorp terminated as of February 5, 2007, is included in the table, as follows: Ms. Buyniski Gluckman, 5,983 shares; Mr. Davis, 56,405 shares; Mr. Grundhofer, 2,134,532 shares; Mr. Moffett, 193,087 shares; Mr. O’Maley, 5,513 shares; Dr. Owens, 55,329 shares; Mr. Reiten, 19,938 shares; and Mr. Stokes, 16,264 shares. The directors and officers have no voting or investment power as to these shares.

(3)          This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007, by Barclays Global Investors, NA. and a group of affiliated entities, which reported sole voting and dispositive power as of December 31, 2006, as follows: (i) Barclays Global Investors, N.A., sole voting power as to 58,957,376 shares and sole dispositive power as to 71,337,452 shares; (ii) Barclays Global Fund Advisors, sole voting and dispositive power as to 10,772,243 shares; (iii) Barclays Global Investors, Ltd., sole voting and dispositive power as to 9,554,709 shares; (iv) Barclays Global Investors Japan Trust and Banking Company Limited, sole voting and dispositive power as to 1,822,439 shares; and (v) Barclays Global Investors Japan Limited, sole voting and dispositive power as to 1,992,940 shares. The address for Barclays Global Investors, NA. is 45 Fremont Street, San Francisco, CA 94105.

(4)          Except with respect to Ms. Kirtley, includes 10,522 restricted stock units that vest over four years and are distributable in an equivalent number of shares of our common stock if (i) the holder retires from our Board of Directors in accordance with our director retirement policy, (ii) the holder’s Board service is terminated without cause, or (iii) the holder voluntarily leaves service on the Board after 10 years of service. Only vested units are distributable when the holder’s Board service ends under other circumstances, except that all units are forfeited if the holder’s Board service is terminated for cause. The holder has no voting or investment power over these units. For Ms. Kirtley, includes 2,078 restricted stock units.

(5)          Includes 34,000 shares of restricted stock subject to future vesting conditions; 341 shares held by Mr. Cecere’s wife, as to which Mr. Cecere has no voting or investment power; and 6,510 shares held in the U.S. Bancorp 401(k) Savings Plan.

(6)          Includes 46,000 shares of restricted stock subject to future vesting conditions and 1,885 shares held in the U.S. Bancorp 401(k) Savings Plan.

(7)          Includes 27,000 shares of restricted stock subject to future vesting conditions; 45,528 shares held in a trust of which Mr. Davis’s wife is trustee and as to which Mr. Davis has no voting or investment power; 168,075 shares held in a trust of which Mr. Davis is trustee; and 9,183 shares held in the U.S. Bancorp 401(k) Savings Plan.

(8)          Includes 24,785 shares held in the U.S. Bancorp 401(k) Savings Plan; 282,082 shares held by a family trust, as to which Mr. Grundhofer has shared voting and investment power; 1,678 restricted stock units, the terms of which are consistent with the restricted stock units discussed in footnote (4) to this table, as to which he has no voting or investment power; and 279,323 restricted stock units that are distributable in an equivalent number of shares of our common stock at certain times in the future as discussed in footnote (3) to the Option Exercises and Stock Vested table in this proxy statement, as to which he has no voting or investment power.

(9)          Includes 27,800 shares of restricted stock subject to future vesting conditions and 249 shares held in the U.S. Bancorp 401(k) Savings Plan.

(10)Includes 27,000 shares of restricted stock subject to future vesting conditions; 30,291 shares held by Mr. Moffett’s wife, as to which he has no voting or investment power; and 806 shares held in the U.S. Bancorp 401(k) Savings Plan.

(11)Includes 9,756 shares held in a trust of which Mr. Schnuck is trustee.

(12)Includes 85,056 shares held in the U.S. Bancorp 401(k) Savings Plan for the accounts of certain executive officers and Mr. Grundhofer; 286,912 shares of restricted stock subject to future vesting conditions; 398,821 restricted stock units that are distributable in an equivalent number of shares of our common stock; 2,496,529 shares payable to certain directors and executive officers pursuant to our deferred compensation plan; and 14,144,190 shares subject to options exercisable within 60 days after February 5, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Executive officers and directors are required to furnish us with copies of these reports. Based solely on a review of the Section 16(a) reports furnished to us with respect to 2006 and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors during 2006 were satisfied, except that (1) Michael J. Doyle, our Executive Vice President and Chief Credit Officer, was late in filing a Form 4 reporting an acquisition of interests in common stock under our deferred compensation plan, (2) Joseph C. Hoesley, our Vice Chairman, was late in filing an amended Form 3 reporting certain shareholdings that had been omitted from his Form 3, (3) Warren R. Staley was late in filing an amended Form 4 reporting certain stock options that had not been included in the original Form 4 reporting a director stock option grant and (4) Jerry W. Levin was late in filing a Form 4 reporting shares acquired upon the exercise of stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently has 14 members and is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. At this year’s annual meeting, the terms of our Class III directors will expire. Victoria Buyniski Gluckman, Arthur D. Collins, Jr., Olivia F. Kirtley, Jerry W. Levin and Richard G. Reiten are the current Class III directors who have been nominated for re-election to the Board to serve until the 2010 annual meeting or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected. Proxies may not be voted for more than five directors. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class III directors.

The election of each nominee requires the affirmative vote of a majority of the common stock present and entitled to vote at the annual meeting.

The Board of Directors recommends a vote FOR election of the five nominated directors. Proxies will be voted FOR the election of the five nominees unless otherwise specified.

The nominees for election as directors and the directors whose terms of office will continue after the meeting have provided the following information about themselves. Dates listed for the nominees and continuing directors include service as directors of predecessor companies to U.S. Bancorp.

CLASS III DIRECTORS—NOMINEES FOR TERMS ENDING IN 2010

VICTORIA BUYNISKI GLUCKMAN:   Age 55, director since 1990. Ms. Buyniski Gluckman is President and Chief Executive Officer of United Medical Resources, Inc., a third-party administrator of employer healthcare benefits that is a subsidiary of UnitedHealth Group Incorporated. She has held these positions since founding United Medical Resources in 1983. Ms. Buyniski Gluckman also served as Chairman of United Medical Resources until its December 2005 acquisition by UnitedHealth Group. Commencing with that transaction, Ms. Buyniski Gluckman assumed the additional duties of Chief Executive Officer of Midwest Security Administrators, another third-party administrator of employer healthcare benefits that is also a subsidiary of UnitedHealth Group. Ms. Buyniski Gluckman also serves as a director of Ohio National Financial Services, Inc.

ARTHUR D. COLLINS, JR.:   Age 59, director since 1996. Mr. Collins is Chairman and Chief Executive Officer of Medtronic, Inc., a leading medical device and technology company. Mr. Collins joined Medtronic in 1992 and served as Chief Operating Officer from 1994 to 1996 and President and Chief Operating Officer from 1996 to 2002. He was elected Chief Executive Officer in 2001 and has served as Chairman since 2002. Mr. Collins also serves as a director of Cargill, Incorporated.

OLIVIA F. KIRTLEY:   Age 56, director since 2006. Ms. Kirtley, a certified public accountant, is a business consultant on strategic and corporate governance issues. She has served in this capacity during the past five years. From 1991 to 2000, Ms. Kirtley held the positions of Vice President and Chief Financial Officer of Vermont American Corporation, an international manufacturer and marketer of power tool accessories. Ms. Kirtley served as Chairman of the American Institute of Certified Public Accountants from 1998 to 1999. Ms. Kirtley also serves as a director of Papa Johns International, Inc. and ResCare, Inc.

JERRY W. LEVIN:   Age 62, director since 1995. Mr. Levin is Chairman and Chief Executive Officer of JW Levin Partners LLC, a management and investment firm. He has served in these capacities since JW Levin Partners was organized in February 2005. Since September 2006, Mr. Levin has served as Chairman and interim Chief Executive Officer of Sharper Image Corporation, a specialty retailer. From 1998 until January 2005, Mr. Levin served as the Chairman and Chief Executive Officer of American Household, Inc. (formerly Sunbeam Corporation), a leading consumer products company. Mr. Levin also serves as a director of Ecolab, Inc. and Wendy’s International, Inc.

RICHARD G. REITEN:   Age 67, director since 1998. Mr. Reiten is the Chairman and retired Chief Executive Officer of Northwest Natural Gas Company, a distributor of natural gas. Mr. Reiten joined Northwest Natural Gas in 1996 as President, a position he held until 2001, and Chief Operating Officer, a position he held until 1997. He served as Chief Executive Officer of Northwest Natural Gas from 1997 to 2002 and served as Chairman from 2000 until February 2005. He was re-elected as Chairman in December 2006. Mr. Reiten also serves as a director of Building Materials Holding Corporation, Idacorp, Inc. and National Fuel Gas Company.

CLASS I DIRECTORS—TERMS ENDING IN 2008

JOEL W. JOHNSON:   Age 63, director since 1999. Mr. Johnson is the retired Chairman and Chief Executive Officer of Hormel Foods Corporation, a meat and food processing company, and he is Vice Chairman of the Hormel Foundation. He joined Hormel in 1991 as Executive Vice President, Sales and Marketing, and was elected President in 1992. He served as President until May 2004 and as Chief Executive Officer from 1993 through December 2005. He served as Chairman of the Board from 1995 through October 2006. Mr. Johnson also serves as a director of Ecolab, Inc. and Meredith Corporation.

DAVID B. O’MALEY:   Age 60, director since 1995. Mr. O’Maley is Chairman, President and Chief Executive Officer of Ohio National Financial Services, Inc., an intermediate insurance holding company that markets insurance and financial products through its affiliates, and of certain of its affiliated companies including its ultimate parent company, Ohio National Mutual Holdings, Inc. Mr. O’Maley has held these positions since 1994 and has been with Ohio National since 1992. Mr. O’Maley also serves as a director of The Midland Company, Inc.

O’DELL M. OWENS, M.D., M.P.H.:   Age 59, director since 1991. Dr. Owens has been providing services as an independent consultant in medicine, business, education and work-site employee benefits since 2001, and he was elected Coroner of Hamilton County, Ohio in November 2004. Dr. Owens has also served as the President and Chairman of the Board for Project GRAD (Graduation Really Achieves Dreams), a national non-profit organization formed to improve inner-city education, since 2001. From 2002 to 2003, Dr. Owens served as President, Chief Executive Officer and a member of the Board of Trustees of RISE Learning Solutions, a national non-profit organization that uses technology to provide training for adults who care for children. From 1999 to 2002, Dr. Owens served as Senior Medical Director of United Healthcare Insurance Company of Ohio, a provider of healthcare coverage and related services.

CRAIG D. SCHNUCK:   Age 58, director since 2002. Mr. Schnuck is the former Chairman and Chief Executive Officer of Schnuck Markets, Inc., a supermarket chain. He was elected President of Schnuck Markets in 1984 and served as Chief Executive Officer from 1989 until January 2006. He served as Chairman from 1991 until December 2006. Mr. Schnuck is still active in the business and serves as Chairman of the Executive Committee of Schnuck Markets.

WARREN R. STALEY:   Age 64, director since 1999. Mr. Staley is Chairman and Chief Executive Officer of Cargill, Incorporated, an international marketer, processor and distributor of agricultural, food, financial and industrial products. He joined Cargill in 1969 and was elected President and Chief Operating Officer in 1998. He was named Chief Executive Officer in 1999 and Chairman in 2000. Mr. Staley also serves as a director of Target Corporation.

CLASS II DIRECTORS—TERMS ENDING IN 2009

PETER H. COORS:   Age 60, director since 1996. Mr. Coors is Vice Chairman of Molson Coors Brewing Company and Chairman of Coors Brewing Company, a subsidiary of Molson Coors Brewing Company, a producer, marketer and seller of beer. He has been associated with Coors Brewing Company since 1970 and was named Chairman in 2000. He served as Vice Chairman and Chief Executive Officer of Coors Brewing Company and as Vice President of Adolph Coors Company from 1993 to 2000. Mr. Coors served as Chairman of Adolph Coors Company from 2000 until its February 2005 merger with Molson, Inc., which created Molson Coors Brewing Company.

RICHARD K. DAVIS:   Age 49, director since 2006. Mr. Davis is President and Chief Executive Officer of U.S. Bancorp. He has served as President since October 2004 and as Chief Executive Officer since December 2006. He also served as Chief Operating Officer of U.S. Bancorp from October 2004 until December 2006. From the time of the merger of Firstar Corporation and U.S. Bancorp in February 2001 until October 2004, Mr. Davis served as Vice Chairman of U.S. Bancorp. From the time of the merger, Mr. Davis was responsible for Consumer Banking, including Retail Payment Solutions (card services), and he assumed additional responsibility for Commercial Banking in 2003. Previously, he had been Vice Chairman of Consumer Banking of Firstar Corporation from 1998 until 2001. Mr. Davis also serves as a director of Xcel Energy.

JERRY A. GRUNDHOFER:   Age 62, director since 1993. Mr. Grundhofer is the Chairman of U.S. Bancorp. He has served as Chairman of U.S. Bancorp since December 2002. Mr. Grundhofer also served as President and Chief Executive Officer of U.S. Bancorp from the time of the merger of Firstar Corporation and U.S. Bancorp in February 2001 until October 2004 and December 2006, respectively. From 1993 until the merger, he served as Chairman, President and Chief Executive Officer of U.S. Bancorp predecessors Firstar Corporation and Star Banc Corporation. Mr. Grundhofer also serves as a director of Ecolab, Inc. and The Midland Company, Inc.

PATRICK T. STOKES:   Age 64, director since 1992. Mr. Stokes is the Chairman of Anheuser-Busch Companies, Inc., the holding company parent of Anheuser-Busch, Incorporated, a producer and distributor of beer. He has served as Chairman of Anheuser-Busch Companies, Inc. since December 2006 and has been affiliated with Anheuser-Busch since 1969. He served as Senior Executive Vice President of Anheuser-Busch Companies, Inc. from 2000 to 2002 and as President and Chief Executive Officer from 2002 until December 2006. Mr. Stokes also serves as a director of Ameren Corporation.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to the continued success of U.S. Bancorp and the entire financial services industry. Our Board of Directors has adopted the U.S. Bancorp Corporate Governance Guidelines to provide a framework for directors and management to effectively pursue U.S. Bancorp’s objectives for the benefit of our shareholders. The Board annually reviews and updates these guidelines and the charters of the Board committees in response to evolving “best practices” and the results of annual Board and committee evaluations. Our Corporate Governance Guidelines, as well as our Code of Ethics and Business Conduct, can be found at usbank.com by clicking on About U.S. Bancorp and then Corporate Governance. Shareholders may request a free printed copy of our Corporate Governance Guidelines and our Code of Ethics and Business Conduct from our investor relations department by contacting them at investorrelations@usbank.com or by calling (866) 775-9668.

Director Independence

Our Board of Directors has determined that each of our directors other than Richard K. Davis, Jerry A. Grundhofer and Victoria Buyniski Gluckman has no material relationship with U.S. Bancorp and is independent. Each of our Audit, Governance and Compensation Committees is composed only of independent directors. Our procedures for assessing director independence are described in detail under the heading “Certain Relationships and Related Transactions—Review of Related Person Transactions” in this proxy statement.

Our Board has adopted certain standards to assist it in assessing the independence of each of our directors. Absent other material relationships with U.S. Bancorp, a director of U.S. Bancorp who otherwise meets the independence qualifications of the New York Stock Exchange listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between U.S. Bancorp, or any of our subsidiaries, and the director, or any of his or her immediate family members (as defined in the New York Stock Exchange listing standards), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof. However, ordinary banking relationships (such as depository, lending, transfer agency, registrar, trust and custodial, private banking, investment management, securities brokerage, cash management and other services readily available from other financial institutions) are not considered by the Board in determining a director’s independence, as the Board considers these relationships to be categorically immaterial. A banking relationship is considered “ordinary” if:

•       the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;

•       with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934;

•       no event of default has occurred and is continuing beyond any period of cure; and

•       the relationship has no other extraordinary characteristics.

In assessing the independence of our directors, our Governance Committee and full Board carefully considered all of the business relationships between U.S. Bancorp and our directors or their affiliated companies, other than ordinary banking relationships. This review was based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with U.S. Bancorp and our management. Where business relationships other than ordinary banking relationships existed, the Board determined that, except in the cases of Ms. Buyniski Gluckman, Mr. Davis and Mr. Grundhofer, none of the relationships between

U.S. Bancorp and the directors or the directors’ affiliated companies impair the directors’ independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual gross revenues. The Board also determined for all of the relationships between U.S. Bancorp and our directors or the directors’ affiliated companies, that none of the relationships had unique characteristics that could influence the director’s impartial judgment as a director of U.S. Bancorp.

The business relationships between U.S. Bancorp and our directors or the directors’ affiliated companies that were considered by the Board were:

•       U.S. Bank National Association, U.S. Bancorp’s principal banking subsidiary, operates seven ATMs in certain facilities owned by Medtronic, Inc., of which Arthur D. Collins, Jr. is Chairman and Chief Executive Officer;

•       Olivia F. Kirtley served as a member of U.S. Bank’s Louisville advisory board prior to her election as a director of U.S. Bancorp;

•       U.S. Bancorp subsidiaries distribute fixed and variable rate annuities and other life insurance products through a selling agreement with affiliates of Ohio National Financial Services, Inc., of which David B. O’Maley is Chairman, President and Chief Executive Officer, and U.S. Bancorp also purchases certain insurance products from affiliates of Ohio National Financial Services; and

•       U.S. Bank acts as a marketing sponsor of, and operates ATMs in, certain adventure parks that are owned by Busch Entertainment Corporation, a wholly-owned subsidiary of Anheuser-Busch Companies, Inc., of which Patrick T. Stokes is currently Chairman and served as President and Chief Executive Officer during a portion of 2006.

The Board also considered the relationship between U.S. Bancorp and Craig D. Schnuck that is described later in this proxy statement under the heading “Certain Relationships and Related Transactions.”

Ms. Buyniski Gluckman could not be deemed independent under the rules of the New York Stock Exchange because, through fiscal year 2005, U.S. Bancorp paid for dental plan benefits administration services totaling more than $100,000 to United Medical Resources, Inc., a company that was wholly-owned by Ms. Buyniski Gluckman in 2005. Mr. Davis and Mr. Grundhofer are not independent because they are the current and former chief executive officers of U.S. Bancorp, respectively.

Director Qualifications and Selection Process

Director Qualification Standards.   U.S. Bancorp will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director of U.S. Bancorp, the Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. One or more of our directors is required to possess the education or experience required to qualify as an audit committee financial expert.

Director Nominee Selection Process.   The selection process for director candidates includes the following steps: (1) identification of director candidates by the Governance Committee based upon suggestions from current directors and executives and recommendations received from shareholders; (2) possible engagement of a director search firm to provide names and biographies of director candidates for the Governance Committee’s consideration; (3) interviews of candidates by the Chair of the Governance Committee and two other Governance Committee members; (4) reports to the Board by the

Governance Committee on the selection process; (5) recommendations by the Governance Committee; and (6) formal nominations by the Board for inclusion in the slate of directors at the annual meeting. Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers. A shareholder seeking to recommend a prospective candidate for the Governance Committee’s consideration should submit the candidate’s name and sufficient written information about the candidate to permit a determination by the Governance Committee whether the candidate meets the director selection criteria set forth in our Corporate Governance Guidelines to the Secretary of U.S. Bancorp at the address listed on page 5 of this proxy statement.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Governance, Compensation, Credit and Finance, Community Outreach and Fair Lending, and Executive. The standing committees regularly report on their activities and actions to the full Board. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. These charters can be found on our website at usbank.com by clicking on About U.S. Bancorp and then Corporate Governance. Shareholders may request a free printed copy of any of these charters from our investor relations department by contacting them at investorrelations@usbank.com or by calling (866) 775-9668.

The Board of Directors held six meetings during fiscal year 2006. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year.

The following table reflects the membership of each Board committee.

Committee Membership

Name	Audit	Governance	Compensation	Credit and Finance	Community Outreach and Fair Lending	Executive
Victoria Buyniski Gluckman				✓	✓
Arthur D. Collins, Jr.		Chair	✓			✓
Peter H. Coors		✓	✓
Richard K. Davis				✓		✓
Jerry A. Grundhofer				✓		Chair
Joel W. Johnson	✓			✓
Olivia F. Kirtley	Vice Chair	✓
Jerry W. Levin		✓	Chair			✓
David B. O’Maley		✓		✓
O’dell M. Owens, M.D., M.P.H.	✓				Chair	✓
Richard G. Reiten	✓				✓
Craig D. Schnuck				✓	✓
Warren R. Staley	Chair		✓			✓
Patrick T. Stokes			✓	Chair		✓

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in monitoring the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditor, and the performance of our internal audit function and independent auditor. The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements (including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of the independent auditor, and prepares the Audit Committee Report included in the proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission. The Audit Committee has adopted and operates under a written charter. All of the Audit Committee members meet the existing independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Audit Committee charter generally prohibits Audit Committee members from serving on more than two other public company audit committees. Our Board of Directors has identified Warren R. Staley and Olivia F. Kirtley, our Audit Committee Chair and Vice Chair, respectively, as audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee held nine meetings in 2006. During four of the meetings, the Audit Committee met in private session with the Chief Risk Officer, the Director of Internal Audit and the Director of Credit Risk Assessment, and during five of the meetings met in private session with our independent auditor and alone in executive session without members of management present.

Governance Committee

The Governance Committee reviews and makes recommendations to the Board regarding our corporate governance principles and processes, including policies related to director retention, resignation and retirement. The Governance Committee also manages the performance review process for our current directors, recommends new directors, recommends qualified members of the Board for membership on committees, conducts a preliminary assessment of the independence of all Board members, reviews charters of all Board committees, reviews and evaluates succession plans for executive officers, oversees the evaluation of management, and makes recommendations to the Board regarding any shareholder proposals. All of the Governance Committee members meet the existing independence requirements of the New York Stock Exchange. The Governance Committee held seven meetings in 2006. During the five regularly scheduled meetings, the Governance Committee held an executive session without members of management present.

Compensation Committee

The Compensation Committee establishes our compensation policy, determines the compensation paid to our executive officers and non-employee directors, recommends executive incentive compensation plans and equity-based plans, and approves other compensation plans and retirement plans. The Compensation Committee approves corporate goals related to the compensation of the chief executive officer, evaluates the chief executive officer’s performance and compensates the chief executive officer based on this evaluation. All of the Compensation Committee members meet the existing independence requirements of the New York Stock Exchange. The Compensation Committee held seven meetings in 2006. During each meeting, the Compensation Committee held an executive session without members of management present.

Credit and Finance Committee

The Credit and Finance Committee is responsible for reviewing lending and credit policies, reviewing management’s assessment of the balance of loan growth and credit risk and reviewing management’s assessment of the adequacy of credit management information systems and allowance for loan and lease losses. The Credit and Finance Committee is also responsible for reviewing and approving policies relating to interest rate sensitivity, liquidity and capital adequacy, and reviews interest rate sensitivity, liquidity, capital, securitizations, derivatives activity and investment portfolio position reports for compliance with approved policies. The Credit and Finance Committee reviews market risk management policies and risk limits and reviews reports of trading activities and risk exposure for compliance with such policies. The Credit and Finance Committee also approves and makes recommendations to the Board of Directors regarding the issuance or repurchase of debt and equity securities, reviews and evaluates potential mergers and acquisitions, and reviews other actions regarding U.S. Bancorp’s capital stock. The Credit and Finance Committee held 12 meetings in 2006. During the six regularly scheduled meetings, the Credit and Finance Committee held an executive session without members of management present.

Community Outreach and Fair Lending Committee

The Community Outreach and Fair Lending Committee is responsible for reviewing our activities with respect to community development and compliance with the Community Reinvestment Act and fair lending regulations. The Community Outreach and Fair Lending Committee held three meetings in 2006. During each meeting, the Community Outreach and Fair Lending Committee held an executive session without members of management present.

Executive Committee

The Executive Committee has authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings. The Executive Committee did not meet in 2006.

Executive Sessions of the Board

Our non-employee directors meet in executive session at each regular meeting of the Board without the Chief Executive Officer or any other member of management present, and the independent directors meet alone on an annual basis. The presiding director presides at all of these sessions, except that the Chairman, if not also the Chief Executive Officer, will preside at executive sessions that include non-independent directors. The role of presiding director of each executive session is rotated annually among the Chairs of each committee other than the Audit Committee and Executive Committee. The Chair of the Governance Committee is currently acting as the presiding director.

Director Policies

Policy Regarding Service on Other Boards.   Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than three public companies in addition to their service on our Board of Directors unless the Board determines that such service will not impair their service on the U.S. Bancorp Board. In accordance with this policy, the Board has determined that Richard G. Reiten’s service on our Board would not be impaired by his service on four other public company boards of directors.

Policy Regarding Attendance at Annual Meetings.   We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year all of our directors attended the annual shareholders’ meeting.

Retirement Policy.   Our Board of Directors has established a guideline that an independent director retire at the first annual meeting of shareholders held after his or her 72nd birthday.

EXECUTIVE COMPENSATION

[To be included in Definitive Proxy Statement]

DIRECTOR COMPENSATION

[To be included in Definitive Proxy Statement]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, the following individuals served as members of our Compensation Committee: Peter H. Coors, Jerry W. Levin, David B. O’Maley and Patrick T. Stokes. None of these individuals has ever served as an officer or employee of U.S. Bancorp or any of our subsidiaries or has any relationships with U.S. Bancorp or any of our subsidiaries requiring disclosure under “Other Transactions” below. The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.

Other Transactions

During 2006, U.S. Bancorp and our banking and investment subsidiaries engaged in transactions in the ordinary course of business with some of our directors and the entities with which they are associated. All loans, loan commitments and sales of notes and other banking services in connection with these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

In addition, during 2006, U.S. Bank National Association, U.S. Bancorp’s principal banking subsidiary, operated 31 branches and 55 ATMs in grocery stores owned by Schnuck Markets, Inc., of which Craig D. Schnuck, one of our directors, was Chairman during 2006, and of which he beneficially owns approximately 13% of the outstanding capital stock. Mr. Schnuck’s sister, Nancy A. Diemer, and his four brothers, Scott C. Schnuck, Todd R. Schnuck, Mark J. Schnuck and Terry E. Schnuck, also each beneficially own approximately 13% of the outstanding capital stock of Schnuck Markets. In addition, each of Mr. Schnuck’s brothers is a director of, and holds the following officer positions with, Schnuck Markets: Scott C. Schnuck, Chairman and Chief Executive Officer; Todd R. Schnuck, President; Mark J. Schnuck, Vice President; and Terry E. Schnuck, Assistant Secretary. Rent and fee payments by U.S. Bank to Schnuck Markets were approximately $1.94 million in fiscal year 2006. The consolidated gross revenues of Schnuck Markets in 2006 were approximately $2.3 billion. These transactions were conducted at arms’ length in the ordinary course of business of each party to the transaction.

Review of Related Person Transactions

U.S. Bancorp has written procedures for reviewing transactions between U.S. Bancorp and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our Governance Committee and Board of Directors annually review all transactions and relationships disclosed in the director and officer questionnaires, and the Board makes a formal determination regarding each director’s independence under our Corporate Governance Guidelines.

In addition to the annual review, written notices are sent to the directors prior to each quarterly Board meeting reminding each director to discuss any proposed transaction involving the director and U.S. Bancorp with our General Counsel’s office prior to engaging in any such transaction. Members of our legal department are also instructed to inform our General Counsel’s office of any transaction between a director and U.S. Bancorp that comes to their attention.

Upon receiving any notice of a related person transaction involving a director, our General Counsel will discuss the transaction with the Chair of our Governance Committee. If the transaction has not yet occurred and any likelihood exists that the transaction could impair the director’s independence or would present a conflict of interest for the director, our General Counsel will discuss the transaction and its ramifications with the director before the transaction occurs.

If the transaction has already occurred, our General Counsel and the Chair of our Governance Committee will review whether the transaction could affect the director’s independence and determine whether a special Board meeting should be called to consider this issue. If a special Board meeting is called and the director is determined to no longer be independent, such director, if he or she serves on any of the Audit, Governance or Compensation committees, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the committee. If the transaction presents a conflict of interest, the Board will determine the appropriate response.

Upon receiving notice of any transaction between U.S. Bancorp and an executive officer that may present a conflict of interest, our General Counsel will discuss the transaction with the Chief Executive Officer (or, if the transaction involves the Chief Executive Officer, the Chair of the Audit Committee) to determine whether the transaction could present a conflict of interest. If the transaction has already occurred and a determination is made that a conflict of interest exists, the General Counsel, Chief Executive Officer and Executive Vice President for Human Resources will determine the appropriate response.

U.S. Bancorp’s procedures for reviewing related person transactions do not require the approval or ratification of such transactions. Accordingly, the related person transactions described above were not approved or ratified by U.S. Bancorp.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the financial statements of U.S. Bancorp, compliance by U.S. Bancorp with legal and regulatory requirements, and the independence and performance of U.S. Bancorp’s internal and external auditors.

The consolidated financial statements of U.S. Bancorp for the year ended December 31, 2006, were audited by Ernst & Young LLP, independent auditor for U.S. Bancorp.

As part of its activities, the Audit Committee has:

1.                Reviewed and discussed with management the audited financial statements of U.S. Bancorp;

2.                Discussed with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the Securities and Exchange Commission, U.S. Public Company Accounting Oversight Board and New York Stock Exchange rules;

3.                Received the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

4.                Discussed with the independent auditor their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of U.S. Bancorp for the year ended December 31, 2006, be included in U.S. Bancorp’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of U.S. Bancorp

Warren R. Staley, Chair	O’dell M. Owens, M.D., M.P.H.
Olivia F. Kirtley, Vice Chair	Richard G. Reiten
Joel W. Johnson

Audit Fees

The aggregate fees billed to us by Ernst & Young LLP for 2006 and 2005 for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and audits of financial statements of our subsidiaries required by regulation, were $6.0 million for 2006 and $4.6 million for 2005. Of that amount, $0.9 million in 2006 and $0.2 million in 2005 related to procedures required by regulators, comfort letters, consents and assistance provided with our regulatory filings.

Audit-Related Fees

The aggregate fees billed for audit-related services provided to us by Ernst & Young LLP during 2006 and 2005 were $0.7 million and $0.9 million, respectively. These fees represent services including audits of pension and other employee benefit plan financial statements, audits of the financial statements of certain of our subsidiaries and affiliated entities, and reviews of internal controls not related to the audit of our consolidated financial statements.

Tax Fees

The aggregate fees billed for tax compliance, including the preparation of and assistance with federal, state and local income tax returns, sales and use filings, foreign and other tax compliance, provided to us by Ernst & Young LLP during 2006 and 2005 were $5.9 million and $6.4 million, respectively. The aggregate fees billed for tax planning and other tax services provided to us by Ernst & Young LLP during 2006 and 2005 were $3.4 million and $1.8 million, respectively. Included in other tax services was $2.1 million paid in 2006 for structural analysis related to filing a banking application in Ireland to support our pan-European payment processing businesses. In addition, other tax services included $0.8 million for services associated with business acquisitions in each of 2006 and 2005. In regard to tax services, we engage Ernst & Young LLP to assist us with tax compliance services, including preparation and assistance with tax returns and filings, which we believe is more cost efficient and effective than to have only our employees conduct those services. The Public Company Accounting Oversight Board and certain investor groups have recognized that the involvement of an independent auditor in providing certain tax services may enhance the quality of an audit because it provides the auditor with better insights into a company’s tax accounting activities.

All Other Fees

Ernst & Young LLP did not provide us any other services during 2006 or 2005.

Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditor. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Controller or Chief Risk Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent auditor.

All of the services provided by our independent auditor in 2006 and 2005, including services related to the Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 2—RATIFICATION OF SELECTION OF AUDITOR

Ernst & Young LLP began serving as our independent auditor for the fiscal year ended December 31, 2003. The Audit Committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2007.

While we are not required to do so, U.S. Bancorp is submitting the selection of Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2007, for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of U.S. Bancorp and our subsidiaries for the fiscal year ending December 31, 2007. Proxies will be voted FOR ratifying this selection unless otherwise specified.

PROPOSAL 3—PROPOSAL TO APPROVE THE U.S. BANCORP 2007 STOCK INCENTIVE PLAN

We are asking our shareholders to approve the U.S. Bancorp 2007 Stock Incentive Plan (the “2007 Stock Plan”).

On January 17, 2007, our Board of Directors adopted, subject to shareholder approval, the 2007 Stock Plan. The purpose of the 2007 Stock Plan is to promote the interests of U.S. Bancorp and our shareholders by aiding us in attracting and retaining employees, officers and non-employee directors who we expect will contribute to our future success. The 2007 Stock Plan is also intended to provide participants with incentives to maximize their efforts on behalf of U.S. Bancorp through stock-based awards that provide them with opportunities for stock ownership.

We currently award stock options, restricted stock and other performance-based awards under the U.S. Bancorp 2001 Stock Incentive Plan (the “2001 Stock Plan”). As of February 5, 2007, we had approximately 9,856,462 shares remaining available for future awards under the 2001 Stock Plan. No further awards will be made pursuant to the 2001 Stock Plan following shareholder approval of the 2007 Stock Plan.

As in the case of the 2001 Stock Plan, the 2007 Stock Plan permits us significant flexibility in determining the types and specific terms of awards made to participants. This flexibility will allow us to make future awards based on then-current objectives for aligning compensation with shareholder value.

The following is a summary of the material terms of the 2007 Stock Plan and is qualified in its entirety by reference to the 2007 Stock Plan. A copy of the 2007 Stock Plan is attached as Appendix A to this proxy statement.

Administration

Our Compensation Committee will administer the 2007 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2007 Stock Plan. In addition, the committee can specify whether, and under what circumstances, awards to be received under the 2007 Stock Plan or amounts payable under the awards may be deferred automatically or at the election of either the committee or the holder of the award. Subject to the provisions of the 2007 Stock Plan, the committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award, except that any such acceleration of exercisability or lapse of restrictions shall be limited to accelerations relating to a change in control or upon death, disability or other specified types of qualifying employment termination. The committee has authority to interpret the 2007 Stock Plan and establish rules and regulations for the administration of the 2007 Stock Plan.

The committee may delegate its powers under the 2007 Stock Plan to one or more directors (including a director who is also one of our officers), except that the committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate Section 162(m) of the Internal Revenue Code. In addition, subject to applicable law, the committee may authorize one or more of our non-director officers to grant stock options under the 2007 Stock Plan, provided that stock option awards made by these officers may not be made to executive officers or directors who are subject to Section 16 of the Exchange Act. The Board of Directors may also exercise the powers of the committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any employee, officer or non-employee director providing services to us or any of our affiliates, who is selected by the committee, is eligible to receive an award under the 2007 Stock Plan. As of February 5, 2007, approximately 2,450 employees, officers and directors were eligible as a class to be selected by the committee to receive awards under the 2007 Stock Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2007 Stock Plan will be 70,000,000. If an award is terminated, forfeited or cancelled without the issuance of any shares, then the shares previously set aside for that award will be available for future awards under the 2007 Stock Plan. Shares tendered by participants as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will not become available again for granting awards under the 2007 Stock Plan. For stock appreciation rights (“SARs”) settled in shares of our common stock upon exercise, the aggregate number of shares with respect to which the SAR is exercised, rather than the number of shares actually issued upon exercise, shall be counted against the number of shares available for awards under the 2007 Stock Plan. Awards that do not entitle the holder thereof to receive or purchase shares of our common stock, and awards that are denominated at the time of grant as payable only in cash and that are settled in cash, are not counted against the aggregate number of shares available for awards under the 2007 Stock Plan. If performance awards granted under our executive incentive plans are payable in shares, those shares may be issued under the 2007 Stock Plan and will be counted against the aggregate number of shares available for granting awards under the 2007 Stock Plan.

A maximum of 25,000,000 shares of common stock will be available for granting any types of awards other than awards of options or SARs under the 2007 Stock Plan. In addition, awards under the 2007 Stock Plan are subject to the following limitations:

•       In any taxable year, no participant may be granted awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, in excess of 5,000,000 shares.

•       In any taxable year, no participant may be granted performance awards in excess of 800,000 shares.

The number of shares authorized under the 2007 Stock Plan and the share limitations on awards described above will be adjusted proportionally in the event of a stock dividend or other distribution, including a stock split or a combination or consolidation of the outstanding shares into a lesser number of shares. In the event the shares are converted into or exchanged for a different number or class of shares of stock or securities of U.S. Bancorp or of another corporation, whether through recapitalization, reclassification, merger or other similar corporate transaction, or event such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2007 Stock Plan, the number of shares and share limits described above will be adjusted proportionally, and an equitable adjustment will be made to each share subject to an award such that no dilution or enlargement of the benefits or potential benefits occurs. We will adjust for each share then subject to each award the number and class of shares into which each outstanding share will be so exchanged such that no dilution or enlargement of the benefits or potential benefits occurs.

Types of Awards and Terms and Conditions

The 2007 Stock Plan permits the granting of:

•       stock options (including both incentive stock options qualified under Section 422 of the Internal Revenue Code and non-qualified stock options);

•       stock appreciation rights;

•       restricted stock and restricted stock units;

•       performance awards of cash, stock or property;

•       dividend equivalents;

•       stock awards; and

•       other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2007 Stock Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the committee. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment or in installments. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of that option or SAR; provided, however, that the committee may designate an exercise price for an option below fair market value on the date of grant if the option is granted in substitution for an option previously granted by an entity that is acquired or merged with U.S. Bancorp or our affiliate. Determinations of such fair market value will be made pursuant to methods and procedures established by the committee in accordance with the 2007 Stock Plan. The term of awards will be determined by the committee at the time of grant but will not be longer than 10 years from the date of grant.

Stock Options.   The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the committee. The option exercise price may be payable either in cash or, at the discretion of the committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights.   The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the committee.

Restricted Stock and Restricted Stock Units.   The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the committee. Except as otherwise determined by the committee, if the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock and restricted stock units will be forfeited, unless the committee determines that it would be in our best interest to waive the remaining restrictions.

Performance Awards.   The committee may grant performance awards under the 2007 Stock Plan. A performance award may be denominated or payable in cash, shares (including restricted stock and restricted stock units), other securities, other awards or other property, and confers on the holder thereof the right to receive payments, in whole or in part, upon the achievement of performance goals during a performance period as established by the committee. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the committee. Performance awards denominated in shares (including, restricted stock and restricted stock units) that are granted to participants who may be “covered employees” under Section 162(m) of the Internal Revenue Code and that are intended to be “qualified performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, to the extent required by Section 162(m) of the Internal Revenue Code, must be conditioned solely on the achievement of one or more objective performance goals established by the committee within the time prescribed by Section 162(m) of the Internal Revenue Code, and must otherwise comply with the requirements of Section 162(m) of the Internal Revenue Code.

Performance goals must be based solely on one or more of the following business criteria, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, growth of loans and deposits, number of customers or households, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The committee may establish rules during the first 90 days of a performance period to permit the committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including the following: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Dividend Equivalents.   The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to a number of shares determined by the committee. Dividend equivalents will be subject to other terms and conditions determined by the committee, but the committee may not grant dividend equivalents in connection with grants of options or SARs.

Stock Awards.   The committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the committee and the limitations in the 2007 Stock Plan.

Other Stock-Based Awards.   The committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the committee and the limitations in the 2007 Stock Plan.

Transferability of Awards

Unless otherwise provided by the committee, awards (other than stock awards) under the 2007 Stock Plan may only be transferred by will or by the laws of descent and distribution.

Prohibition on Repricing Awards

Without the approval of our shareholders, the committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SARs previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2007 Stock Plan.

Duration, Termination and Amendment

The Plan will become effective on the date it is approved by our shareholders. Awards may be granted under the 2007 Stock Plan only during a 10-year period beginning on the effective date of the 2007 Stock Plan or, if the 2007 Stock Plan is terminated earlier pursuant to the terms of the 2007 Stock Plan, during the period beginning on the effective date and ending on the date of termination of the 2007 Stock Plan. However, unless otherwise expressly provided in the 2007 Stock Plan or in an applicable award agreement, any award already granted may extend beyond the termination of the 2007 Stock Plan, and the authority of the committee with respect to the 2007 Stock Plan and any awards, and the authority of the Board of Directors to amend the 2007 Stock Plan, will extend beyond the termination of the 2007 Stock Plan.

The Board may amend, alter, suspend, discontinue or terminate the 2007 Stock Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our common stock available under the 2007 Stock Plan, increase the award limits under the 2007 Stock Plan, permit (contrary to the provisions of the 2007 Stock Plan) awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to options, SARs or certain performance awards granted under the 2007 Stock Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the New York Stock Exchange or any other securities exchange that are applicable to us.

Federal Income Tax Consequences

Grant of Options and SARs.   The grant of a stock option or SAR is not expected to result in any taxable income for the participant.

Exercise of Options and SARs.   Upon exercising a non-qualified stock option, the holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon the exercise of a SAR, the amount of any cash received by the participant and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.   The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.   As to other awards granted under the 2007 Stock Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.   Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2007 Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2007 Stock Plan.

Application of Section 16.   Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation.   Under the 2007 Stock Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon any terms and conditions it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal and state tax obligations.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2007 Stock Plan. In addition, the committee in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2007 Stock Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the New York Stock Exchange on February 5, 2007, was $35.72.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans in effect as of December 31, 2006:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(1)
Equity compensation plans approved by security holders(2)	71,851,115	$24.87	13,963,427
Equity compensation plans not approved by security holders(3)(4)	7,192,890	$23.10	—
Total	79,044,005	$23.72	13,963,427

(1)         No shares are available for granting future awards under the U.S. Bancorp 1998 Executive Stock Incentive Plan or the U.S. Bancorp 1991 Executive Stock Incentive plan. The 13,963,427 shares available under the U.S. Bancorp 2001 Stock Incentive Plan may become the subject of future awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards, except that only 5,778,678 of these shares are available for future grants of awards other than stock options or stock appreciation rights.

(2)         Includes shares underlying stock options and restricted stock units (convertible into shares of our common stock on a one-for-one basis) under the U.S. Bancorp 2001 Stock Incentive Plan, the U.S. Bancorp 1998 Executive Stock Incentive Plan and the U.S. Bancorp 1991 Executive Stock Incentive Plan. Excludes 22,140,091 shares underlying outstanding stock options and warrants assumed by U.S. Bancorp in connection with acquisitions by U.S. Bancorp. Of the excluded shares, 20,759,230 underlie stock options granted under equity compensation plans of the former U.S. Bancorp that were approved by the shareholders of the former U.S. Bancorp.

(3)         Includes 3,391,269 shares of common stock issuable pursuant to various current and former deferred compensation plans of U.S. Bancorp and its predecessor entities. All of the remaining identified shares underlie stock options granted to a broad-based employee population pursuant to the U.S. Bancorp 2001 Employee Stock Incentive Plan (“2001 Plan”), the Firstar Corporation 1999 Employee Stock Incentive Plan (the “1999 Plan”) and the Firstar Corporation 1998 Employee Stock Incentive Plan (the “1998 Plan”).

(4)         The weighted-average exercise price does not include any assumed price at issuance of shares that may be issuable pursuant to the Deferred Compensation Plan.

The deferred compensation plans allow non-employee directors and members of our senior management, as applicable, to defer all or part of their compensation until the earlier of retirement or termination of employment. The deferred compensation is deemed to be invested in one of several investment alternatives at the option of the participant, including shares of U.S. Bancorp common stock. Deferred compensation deemed to be invested in U.S. Bancorp stock may be received at the time of distribution at the election of the participant, in the form of shares of U.S. Bancorp common stock. The 3,391,269 shares included in the table assumes that participants in the plans whose deferred compensation had been deemed to be invested in U.S. Bancorp common stock had elected to receive all of that deferred compensation in shares of U.S. Bancorp common stock on December 31, 2006. The U.S. Bancorp 2005 Executive Employees Deferred Compensation Plan and the U.S. Bancorp 2005 Outside Directors Deferred Compensation Plan are our only deferred compensation plans under which compensation may currently be deferred.

Under the 2001 Plan, 11,678,800 shares are authorized for issuance pursuant to the grant of nonqualified stock options to any full-time or part-time employee actively employed by U.S. Bancorp on the grant date, other than individuals eligible to participate in any of our executive stock incentive plans. As of December 31, 2006, options to purchase an aggregate of 2,249,171 shares were outstanding under the plan. All options under the plan were granted on February 27, 2001.

As of December 31, 2006, options to purchase an aggregate of 628,520 shares of our common stock were outstanding under the 1999 Plan. Under this plan, stock options were granted to each full-time or part-time employee actively employed by Firstar Corporation on the grant date, other than managers who participated in an executive stock incentive plan.

As of December 31, 2006, options to purchase an aggregate of 923,930 shares of our common stock were outstanding under the 1998 Plan. Under this plan, stock options were granted to each full-time or part-time employee actively employed by Firstar Corporation on the grant date, other than managers who participated in an executive stock incentive plan.

No further options will be granted under any of these plans. Under all of the plans, the exercise price of the options equals the fair market value of the underlying common stock on the grant date. All options granted under the plans have a term of 10 years from the grant date and become exercisable over a period of time set forth in the relevant plan or as determined by the committee administering the relevant plan. Options granted under the plans are nontransferable and, during the optionee’s lifetime, are exercisable only by the optionee.

If an optionee is terminated as a result of his or her gross misconduct or offense, all options terminate immediately, whether or not vested. Under the 2001 Plan, the 1999 Plan and the1998 Plan, in the event an optionee is terminated immediately following a change in control (as defined in the plans) of U.S. Bancorp, and the termination is due to business needs resulting from the change in control and not as a result of the optionee’s performance or conduct, all of the optionee’s outstanding options will become immediately vested and exercisable as of the date of termination.

If the outstanding shares of our common stock are changed into or exchanged for a different number or kind of stock or other securities as a result of a reorganization, recapitalization, stock dividend, stock split, combination of shares, reclassification, merger, consolidation or similar event, the number of shares underlying outstanding options also may be adjusted. The plans may be terminated, amended or modified by the Board of Directors at any time.

Board of Directors’ Recommendation

The Board of Directors recommends that you vote FOR approval of the U.S. Bancorp 2007 Stock Incentive Plan. Proxies will be voted FOR this proposal unless otherwise specified.

PROPOSAL 4—PROPOSAL TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

Our Board of Directors has approved, and recommends your approval of, an amendment to our Restated Certificate of Incorporation that would provide for the phased-in elimination of the classification of the Board and the annual election of all directors.

Our Board of Directors is currently divided into three classes, and members of each class are elected to serve for staggered three-year terms. The amendment, if adopted, would result in the directors elected at the 2008 annual meeting and thereafter being elected to one-year terms, but would not shorten the existing term of any director elected prior to the 2008 annual meeting. Class III directors elected at the 2007 annual meeting will be elected to three-year terms, expiring at the 2010 annual meeting. The terms of the Class I directors will continue to expire at the 2008 annual meeting, and the terms of the Class II directors will continue to expire at the 2009 annual meeting.

The amendment is the result of the Board’s ongoing review of our corporate governance policies. In making its recommendation, the Board and the Governance Committee considered carefully the advantages of both classified and declassified board structures. A classified board of directors can promote continuity and enhance the stability of the board, encourage a long-term perspective on the part of directors and reduce a company’s vulnerability to coercive takeover tactics. The Board recognized these advantages but concluded that they were outweighed by the advantages of the shareholders’ ability to evaluate all directors annually and of U.S. Bancorp’s adoption of a structure that is considered by many investors to be a “best practice” in corporate governance.

The Board also believes that we continue to be protected from hostile takeovers by Section 203 of the Delaware Corporation Law, which contains restrictions that are intended to have a deterrent effect on the ability of a person to gain control of the corporation without negotiating directly with the Board, and by our shareholder rights plan, which also encourages potential acquirers to negotiate directly with the Board. The Board also believes that the likelihood of such a takeover occurring is less than when the classified board was put into place.

Consequently, the Board of Directors concluded that an amendment of our Restated Certificate of Incorporation to declassify the Board is in the best interests of U.S. Bancorp and our shareholders. The Board of Directors has also approved conforming amendments to our Restated Bylaws that would automatically take effect upon shareholder approval of the proposed amendments to our Restated Certificate of Incorporation.

Approval of the amendment will cause Article Sixth of the Restated Certificate of Incorporation to be amended in its entirety. A copy of Article Sixth as it is proposed to be amended is attached to this proxy statement as Appendix B. If the proposed amendment is not approved, the Board of Directors will remain classified.

Board of Directors’ Recommendation

The Board of Directors recommends that you vote FOR approval of the amendment of our Restated Certificate of Incorporation to eliminate the classified board. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 5—SHAREHOLDER PROPOSAL TO ANNUALLY RATIFY THE COMPENSATION PAID TO THE EXECUTIVE OFFICERS NAMED IN OUR PROXY STATEMENT

The Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal set forth below.

Shareholder Proposal

The American Federation of State, County and Municipal Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036, the owner of 14,328 shares of our common stock, has advised us that it plans to introduce the following resolution at the annual meeting. In accordance with rules of the Securities and Exchange Commission, the text of The American Federation of State, County and Municipal Employees Pension Plan resolution and supporting statement is printed verbatim from its submission.

RESOLVED, that shareholders of U.S. Bancorp urge the board of directors to adopt a policy that U.S. Bancorp shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Company’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

The reasons given by The American Federation of State, County and Municipal Employees Pension Plan for the resolution are as follows:

In our view, senior executive compensation at U.S. Bancorp has not always been structured in ways that best serve shareholders’ interests. For example, in 2005 Chairman and CEO Jerry Grundhofer received $226,727 for personal use of the corporate aircraft and another $9,071 for tax gross-ups. Additionally, Mr. Grundhofer’s contract guarantees an annual bonus to be at least 175% of his annual salary.

We believe that existing U.S. Corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge U.S. Bancorp’s board to allow shareholders to express their opinion about senior executive compensation at U.S. Bancorp by establishing an annual referendum process. The results of such a vote would, we think, provide U.S. Bancorp with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, to be in shareholders’ best interests.

We urge shareholders to vote for this proposal.

Board of Directors’ Recommendation

All of the members of our Board of Directors recommend that you vote AGAINST this proposal. The Board believes that this proposal is unnecessary and could be harmful to U.S. Bancorp and our shareholders and opposes the proposal for the reasons discussed below.

U.S. Bancorp’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. Our compensation program is designed and administered by the Compensation Committee of our Board, which is composed entirely of independent directors.

The Compensation Committee uses an outside consulting firm to help it design each year’s compensation package for executive officers in a manner that will provide appropriate incentives to them while remaining competitive with compensation packages offered by companies with which we compete for management talent. As described in the “Compensation Discussion and Analysis” on pages     through     of this proxy statement, the Compensation Committee makes extensive use of annual surveys of compensation information from peer group companies (which are representative of our competitors in the financial services industry) to develop reference points for base salary levels and incentive compensation goals. Salaries and incentive pay opportunities are targeted at levels competitive with other companies in our industry.

As described in the Compensation Discussion and Analysis, base salaries, annual cash bonuses and long-term incentive awards for management in 2006 were based on competitive data and individual and/or corporate performance. Base salaries were generally targeted at the 45th percentile of our peer group companies. Target levels for annual cash bonuses are intended to give our executives the opportunity to increase total annual cash compensation to about the 60th percentile level. Target levels for long-term incentive awards are set at 70th to 75th percentile of our peer companies.

The long-term equity component of our executive’s total annual compensation is 55% to 60% of their total annual compensation. The large proportion of our executive officers’ total compensation that is stock-based is intended to align their interests with those of our shareholders, place more of their compensation at risk and emphasize a long-term strategic view.

Compensation is based on the principle of “pay for performance,” with each executive’s salary and incentive compensation determined by individual and/or company performance. U.S. Bancorp is a top performer in our industry, and our compensation levels reflect this superior performance. U.S. Bancorp ranked first and second among its peers in one-year and three-year shareholder return, respectively, in 2006. A research report published by Prudential Equity Group, LLC in 2004 showed that the compound annual growth rate in the price of U.S. Bancorp’s common stock and the cumulative return on our common stock from the time Jerry A. Grundhofer took office in 1993 was second among all large financial services companies during their CEOs’ tenures. During this period, the compound annual growth rate of our common stock price was 18.3%, compared with an average of 10.8% for companies in the S&P 500 Banks Index. The cumulative return on our common stock over this period was 538%, compared with 208% for companies in the S&P 500 Banks Index.

U.S. Bancorp’s performance is also reflected in our consistently industry-leading return on assets, return on equity and efficiency ratio. For the third quarter of 2006, our return on assets was 2.23% compared to a peer group median of 1.42%. For this period, U.S. Bancorp’s return on equity was 23.6% compared to a peer group median of 15.1%, and our efficiency ratio was 45.0% compared to a peer group median of 57.3%, and our company has consistently far exceeded its peers in these measures for many years. It seems particularly inappropriate to target our company for this proposal in light of our exceptional record of performance.

Annual incentive compensation for our executives is based entirely on individual and/or company performance. The proponent’s supporting statement asserts that Mr. Grundhofer is guaranteed an annual bonus of at least 175% of his base salary. This is incorrect. In fact, Mr. Grundhofer’s annual bonus opportunity is based solely on corporate performance, and no minimum level of bonus is guaranteed.

We are not aware of any of our competitors that has adopted on its own initiative the advisory resolution practice recommended by the proponent. Therefore, we believe the proposal could subject U.S. Bancorp to an advisory vote requirement without any assurance that the compensation committees of other public companies, particularly our industry peers, would be subject to similar shareholder scrutiny. We are concerned that adopting this practice alone could put U.S. Bancorp at a competitive disadvantage and negatively affect shareholder value by creating the impression among our senior executives that our compensation opportunities may be limited or negatively affected by this practice when compared with opportunities at our competitors. Moreover, approval of the proposal is not in the best interests of our shareholders because implementation of the proposal would place substantial pressure on our Compensation Committee to compensate executive management below competitive levels. If our compensation were decreased below competitive levels, U.S. Bancorp would be at a significant disadvantage in recruiting, motivating, rewarding and retaining management employees.

The proposal appears to be based on the proponent’s belief that existing SEC and NYSE rules “do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation.” In fact, in accordance with such rules, U.S. Bancorp has corporate governance policies intended to ensure that the Board is responsive to shareholder concerns regarding executive compensation and other issues. Under these policies, any of our shareholders may communicate directly with our Board of Directors if the shareholder disagrees with our compensation policies. An advisory vote, on the other hand, is inefficient in that it would not provide our Compensation Committee with any meaningful insight into specific shareholder concerns regarding executive compensation that it could address when considering U.S. Bancorp’s remuneration policies.

Finally, U.S. Bancorp’s bylaws provide for the election of directors by a majority (rather than a plurality) vote. Because of the majority vote requirement, our shareholders exercise considerable influence over the Board. Our directors are accountable to our shareholders regarding U.S. Bancorp’s executive compensation policies because a substantial lack of shareholder support at an annual meeting can result in one or more directors not being re-elected. In our Board’s opinion, the majority voting requirement is a more effective means of ensuring Board accountability than the non-binding referendum on executive compensation proposed by the proponent.

The Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted AGAINST the proposal unless you vote in favor of it.

PROPOSAL 6—SHAREHOLDER PROPOSAL TO ESTABLISH A POLICY LIMITING THE BENEFITS PROVIDED UNDER OUR SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal set forth below.

Shareholder Proposal

The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue N.W., Washington, D.C. 20001, the owner of approximately 30,900 shares of our common stock, has advised us that it plans to introduce the following resolution at the annual meeting. In accordance with rules of the Securities and Exchange Commission, the text of the United Brotherhood of Carpenters Pension Fund resolution and supporting statement is printed verbatim from its submission.

BE IT RESOLVED, that the shareholders of U.S. Bancorp (“Company”) hereby urge that the Board of Director’s executive compensation committee establish a policy limiting the benefits provided under the Company’s supplemental executive retirement plan (“SERP Policy”). The SERP Policy should provide for the following: (1) a limitation of covered compensation to a senior executive’s annual salary, and (2) the exclusion of all incentive or bonus pay from inclusion in the plan’s definition of covered compensation used to establish benefits. The SERP Policy should be implemented in a manner so as not to interfere with existing contractual rights of any supplemental plan participant.

The reasons given by the United Brotherhood of Carpenters Pension Fund for the resolution are as follows:

We believe that one of the most troubling aspects of the sharp rise in executive compensation is the excessive pension benefits provided to senior corporate executives through the use of supplemental executive retirement plans (“SERPs”). Our Company has established a SERP. The SERP provides the Company’s chief executive officer (“CEO”) and other senior executives retirement benefits far greater than those permitted under the Company’s tax-qualified pension plan. Our proposal seeks to limit excessive pension benefits by limiting the type of compensation used to calculate pension benefits under the SERP plan.

At present, U.S. tax law maintains a $220,000 limit on the level of compensation used to determine a participant’s retirement benefit under a tax-qualified pension plan. Our Company has established a SERP as a complement to its tax-qualified plan in order to provide senior executives increased retirement benefits. This is accomplished by raising the level of compensation used in the pension formula to calculate retirement benefits. The SERP establishes a higher compensation level on which to calculate senior executives’ pension benefits by including the executive’s full salary and annual bonus in the compensation figure. The Company’s 2006 proxy statement indicates that the combined salary and bonus figure was $6,100,042 for the CEO, approximately 27 times the $220,000 compensation limit in the Company’s tax-qualified pension plan.

Our position is that the inclusion of an executive’s annual bonus along with his or her full salary in the pension calculation is overly generous and unjustifiable. The only type of compensation used in the SERP for establishing the level of additional pension benefits should be an executive’s annual salary. No variable incentive pay should be included in a senior executive’s pension calculation under the SERP. The inclusion of annual bonus or incentive payments in determining increased pension benefits can dramatically increase the pension benefit afforded senior executives and has the additional undesirable effect of converting one-time incentive compensation into guaranteed lifetime pension income.

The proposal’s limitation on the type of compensation that can be considered in determining senior executives’ retirement benefits to only the executive’s salary is a necessary and reasonable restriction on the excessiveness of supplemental retirement benefits. We urge your support for this important executive compensation reform.

Board of Directors’ Recommendation

All of the members of our Board of Directors recommend that you vote AGAINST this proposal. The Board believes that this proposal is unnecessary and could be harmful to U.S. Bancorp and our shareholders and opposes the proposal for the reasons discussed below.

Our Board of Directors believes that implementing this proposal would not be in the best interest of our shareholders because it would reduce U.S. Bancorp’s ability to attract and retain key members of senior management. The proposal would limit the benefits provided under our supplemental executive retirement plan by preventing us from including incentive compensation in the calculation of plan benefits. Our Board of Directors believes that U.S. Bancorp needs to be able to provide retirement benefits under the plan without the proposed limitations in order to successfully compete for highly qualified senior executives.

The Compensation Committee of our Board of Directors, which is composed entirely of independent directors, oversees our executive compensation program and approves all compensation arrangements with our executive officers. The Compensation Committee uses outside consultants to provide benchmarking information and independent advice on compensation arrangements. U.S. Bancorp’s compensation program is designed to attract and retain superior talent, which is necessary to achieve corporate objectives and increase shareholder value.

Retirement benefits are a critical component of a senior executive’s overall compensation at U.S. Bancorp and at most of the companies with which we compete for top caliber leadership. Virtually all of U.S. Bancorp’s peer group companies that have supplemental executive retirement plans include incentive compensation in the calculation of plan benefits. As a result, implementation of the proposal could place U.S. Bancorp at a significant competitive disadvantage in its efforts to attract and retain top executive talent.

In keeping with U.S. Bancorp’s “pay for performance” philosophy, our compensation structure is more heavily dependent on annual bonus (which is variable and tied to individual and/or corporate performance) than on base salary. An executive’s base salary is targeted at the 45th percentile of our peer group companies, and annual bonus targets are intended give executives the opportunity to increase total annual cash compensation to about the 60th percentile.

Since supplemental retirement benefits are an important component of total executive compensation, a policy that would limit these benefits solely to a percentage of base salary, rather than including incentive compensation earned by superior performance, would be inconsistent with our “pay for performance” compensation structure. In other words, if we and most of our competitors were to accept the proponent’s proposal, those with greater reliance on base salaries would be able to offer more competitive retirement benefits than those that put a higher proportion of pay at risk. We continue to believe that placing a higher percentage of our executives’ pay at risk (i.e., based on performance) better aligns management with the shareholders’ interests. U.S. Bancorp’s “pay for performance” compensation philosophy has produced industry leading results. U.S. Bancorp ranked first and second among its peers in one-year and three-year shareholder return, respectively, in 2006. A research report published by Prudential Equity Group, LLC in 2004 showed that the compound annual growth rate in the price of U.S. Bancorp’s common stock and the cumulative return on our common stock from the time Jerry A. Grundhofer took office in 1993 was second among all large financial services companies during their CEOs’ tenures. During this period, the compound annual growth rate of our common stock price was 18.3%, compared with an average of 10.8%

for companies in the S&P 500 Banks Index. The cumulative return on our common stock over this period was 538%, compared with 208% for companies in the S&P 500 Banks Index.

U.S. Bancorp’s performance is also reflected in our consistently industry-leading return on assets, return on equity and efficiency ratio. For the third quarter of 2006, our return on assets was 2.23% compared to a peer group median of 1.42%. For this period, U.S. Bancorp’s return on equity was 23.6% compared to a peer group median of 15.1%, and our efficiency ratio was 45.0% compared to a peer group median of 57.3%, and our company has consistently far exceeded its peers in these measures for many years. It seems particularly inappropriate to target our company for this proposal in light of our exceptional record of performance.

The Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted AGAINST the proposal unless you vote in favor of it.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our 2006 Annual Report to Shareholders and Form 10-K, including financial statements for the year ended December 31, 2006, accompanies, or has been mailed to you immediately prior to, this proxy statement. The Annual Report and Form 10-K is also available on our website at usbank.com, by clicking on About U.S. Bancorp, Investor/Shareholder Information. If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to Investor Relations, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for our registered shareholders, some brokers household U.S. Bancorp proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Investor Relations, U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402, or call (866) 775-9668.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of U.S. Bancorp.

Lee R. Mitau
Secretary
Dated: March 8, 2007

APPENDIX A

U.S. BANCORP

2007 STOCK INCENTIVE PLAN

A-i

U.S. BANCORP
2007 STOCK INCENTIVE PLAN

Section 1.   Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based and other arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

Section 2.   Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)   “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)   “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c)   “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not that be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)   “Board” shall mean the Board of Directors of the Company.

(e)   “Change in Control” shall have the meaning ascribed to such term in an Award Agreement, or any other applicable employment or change in control agreement between the Participant and the Company.

(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)   “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(h)   “Company” shall mean U.S. Bancorp, a Delaware corporation, or any successor corporation.

(i)    “Director” shall mean a member of the Board.

(j)    “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(k)   “Eligible Person” shall mean any employee, officer or non-employee Director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(l)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)  “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when it was open for trading.

(n)   “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)   “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)   “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q)   “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r)    “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)    “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t)    “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses (including expense efficiency ratios and other expense measures), earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, growth of loans and deposits, number of customers or households, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(u)   “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v)   “Plan” shall mean the U.S. Bancorp 2007 Stock Incentive Plan, as amended from time to time.

(w)  “Qualifying Termination” shall have the meaning ascribed to it in any applicable Award Agreement, and, if not defined in any applicable Award Agreement, shall mean termination of employment under circumstances that, in the judgment of the Committee, warrant acceleration of the exercisability of Options or SARs or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards under the Plan. Without limiting the generality of the foregoing, a Qualifying

Termination may apply to large scale terminations of employment relating to the disposition or divestiture of business or legal entities or similar circumstances.

(x)   “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(y)   “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z)   “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(aa)“Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(bb)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder

(cc)“Share” or “Shares” shall mean a share or shares of common stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(dd)“Specified Employee” shall mean a specified employee as defined in Code Section 409A(a)(2)(B) or applicable proposed or final regulations under Code Section 409A.

(ee)“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ff)   “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3.   Administration

(a)   Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or waive any restrictions relating to any Award, provided, however, that, except as otherwise provided herein, any such acceleration of exercisability or lapse of restrictions shall be limited to accelerations relating to a Change in Control, a Qualifying Termination, death or disability; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)   Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m). In addition, the Committee may authorize one or more officers of the Company to grant Options under the Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law; provided, however, that such officers shall not be authorized to grant Options to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

(c)   Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Section 4.   Shares Available for Awards

(a)   Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 70,000,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be available for granting Awards under the Plan. Shares tendered by Participants as full or partial payment to the Company upon exercise of an Award, and Shares withheld by or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligations with respect to an Award, shall not become available for issuance under the Plan.

(b)   Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares, and Awards that are denominated at the time of grant as payable only in cash and that are settled in cash, shall not be counted against the aggregate number of Shares available for Awards under the Plan. If performance awards granted under the Company’s executive incentive plans are payable in Shares, such Shares may be issued under this Plan and shall be counted against the aggregate number of Shares available for granting Awards under the Plan.

(c)   Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Sections 4(a) and 4(d) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefor. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Sections 4(a) and 4(d) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Committee pursuant to this Section 4(c) may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Committee determines to be equitable.

(d)   Award Limitations Under the Plan

(i)    Plan Limitation on Awards other than Awards of Options and Stock Appreciation Rights. The number of Shares available for granting any types of Awards other than Awards of Options or Stock Appreciation Rights shall not exceed 25,000,000, subject to adjustment as provided in Section 4(c) hereof; provided, however, that any Shares covered by an Award that is not an Option or Stock Appreciation Right that are forfeited shall again be available for purposes of the foregoing limitations.

(ii)   Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards in excess of 5,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

(iii)  Section 162(m) Limitation for Performance Awards. No Eligible Person may be granted Performance Awards under the Plan in excess of 800,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any taxable year. The limitation contained in this Section 4(d)(iii) does not apply to any Award subject to the limitation contained in Section 4(d)(ii). The limitation contained in this Section 4(d)(iii) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5.   Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.   Awards

(a)   Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)    Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, provided, however, the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired or merged with the Company or an Affiliate.

(ii)   Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii)  Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)   Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)   Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)    Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)   Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)  Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)   Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards denominated in Shares (including, without limitation, Restricted Stock and Restricted Stock Units) that are granted to Eligible Persons who may be “covered employees” under Section 162(m) and that are intended to be “qualified performance based compensation” within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m).

(e)   Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

(f)    Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g)   Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of any Other Stock Based Awards, subject to the terms of the Plan and the Award Agreement. Any consideration paid by the Participant with respect to any Other Stock Based Awards may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h)   General.

(i)    Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.

(ii)   Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)  Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)  Term of Awards. The term of each Award shall be for such period as may be determined by the Committee at the time of grant, but in no event shall any Award have a term of more than 10 years.

(v)    Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award (other than Stock Awards) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended, which definition currently includes certain family partnerships, foundations, trusts and other entities controlled by family members), at any time that such Participant holds such Option, provided that such transfers may not be transfers for value (as defined in the General Instructions to Form S-8, or any successor to such Instructions or such Form) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)  Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii)Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

Section 7.   Amendment and Termination; Corrections

(a)   Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i)    requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii)   increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)  increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

(iv)  permits repricing of Options or Stock Appreciation Rights, which is  prohibited by Section 3(a)(v) of the Plan;

(v)    permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; or

(vi)  would cause Section 162(m) to become unavailable with respect to the Plan.

(b)   Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c)   Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.   Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.   General Provisions

(a)   No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)   Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company, and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c)   Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)   No Rights of Stockholders. Except with respect to Restricted Stock, Stock Awards, and certain types of stock-based Performance Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(e)   No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)    No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or remove a Director who is a Participant free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(g)   Governing Law. The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)    Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.   Effective Date of the Plan

The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on April 17, 2007, and the Plan shall be effective as of the date of such stockholder approval.

Section 11.   Term of the Plan

Awards shall be granted under the Plan only during a 10-year period beginning on the effective date of the Plan or if the Plan is terminated earlier pursuant to Section 7(a) of the Plan, during the period beginning on the effective date and ending on such date of termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

APPENDIX B

New language is indicated by underlining, and
deletions are indicated by strike-throughs.

PROPOSED AMENDMENTS TO ARTICLE SIXTH OF THE U.S. BANCORP
RESTATED CERTIFICATE OF INCORPORATION

SIXTH: The affairs of the Corporation shall be conducted by a Board of Directors. Except as otherwise provided by this Article Sixth, the number of directors, not less than twelve (12) nor more than thirty (30), shall be fixed from time to time by the Bylaws. ~~Commencing with the annual election of directors by the stockholders in 1986, the directors shall be divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. Such classified directors may be removed by vote of the stockholders only for cause. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders in 1987, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders in 1988, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders in 1989. At each annual election of directors by the stockholders held after 1985, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders for a term expiring at the third succeeding annual election of directors.~~ Commencing with the 2008 annual meeting of the stockholders, directors shall be elected annually for terms of one year and shall hold office until the next succeeding annual meeting. Directors elected at the 2005 annual meeting of stockholders shall hold office until the 2008 annual meeting of stockholders; directors elected at the 2006 annual meeting of stockholders shall hold office until the 2009 annual meeting of stockholders and directors elected at the 2007 annual meeting of stockholders shall hold office until the 2010 annual meeting of stockholders. In all cases, directors shall hold office until their respective successors are elected by the stockholders and have qualified.

In the event that the holders of any class or series of stock of the Corporation having a preference as to dividends or upon liquidation of the Corporation shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article Fourth, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article Sixth. Except as otherwise expressly provided pursuant to Article Fourth, the number of directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next annual meeting of stockholders ~~and without regard to the classification of the remaining members of the Board of Directors~~ and vacancies among directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining directors elected by such class or series, or, if there are no such remaining directors, by the holders of such class or series in the same manner in which such class or series initially elected a director.

If at any meeting for the election of directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or classes of stock.

Vacancies and newly created directorships resulting from an increase in the number of directors, subject to the provision of Article Fourth, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and such directors so chosen shall hold office until the next election of ~~the class for which such~~ directors ~~shall have been chosen~~, and until their successors shall be elected and shall have qualified.

B-1

LOCATION OF U.S. BANCORP ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 17, 2007 at 11:00 a.m. Eastern Time
The Westin Cincinnati
Presidential Ballroom
21 East Fifth Street
Cincinnati, Ohio

Beneficial owners of common stock held in street name by a broker or bank will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your broker or bank are examples of proof of ownership.

								Please Mark Here for Address Change or		☐

Comments
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4 and AGAINST Items 5 and 6.
				FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
ITEM 1–Election of Class III Directors to serve until the annual meeting in 2010.	FOR ALL (except as specified below)	WITHHOLD AUTHORITY to vote for all	ITEM 2–Ratify selection of Ernst & Young LLP as independent auditor for the 2007 fiscal year.	☐	☐	☐	ITEM 5–SHAREHOLDER PROPOSAL: Annual ratification of executive officer compensation.	☐	☐	☐
01 Victoria Buyniski Gluckman 02 Arthur D. Collins, Jr. 03 Olivia F. Kirtley 04 Jerry W. Levin 05 Richard G. Reiten	☐	☐		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
			ITEM 3–Approval of the U.S. Bancorp 2007 Stock Incentive Plan.	☐	☐	☐	ITEM 6–SHAREHOLDER PROPOSAL: Limit benefits provided under our supplemental executive retirement plan.	☐	☐	☐

				FOR	AGAINST	ABSTAIN
			ITEM 4–Approval of amendment to Restated Certificate of Incorporation.	☐	☐	☐
To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the space provided below.							I plan to attend the meeting.			☐

Signature			Signature					Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DETACH HERE AND RETURN USING ENVELOPE PROVIDED

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

As a shareholder, you can help U.S. Bancorp save both time and expense by voting this proxy over the internet or by touch-tone phone. Please note that all votes by telephone or over the internet must be received by 11:59 p.m. Eastern Time on April 16, 2007.

INTERNET http://www.proxyvoting.com/usb Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the internet at www.usbank.com under “About U.S. Bancorp,” “Investor/Shareholder Information.”

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

The undersigned, having received the Notice of Annual Meeting of Shareholders and proxy statement, revoking any proxy previously given, hereby appoint(s) Richard K. Davis and Lee R. Mitau, and either of them, as proxies to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp 2007 Annual Meeting of Shareholders and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or any adjournment or postponement thereof. If this signed proxy card contains no specific voting instructions, my (our) shares will be voted “FOR” all nominees for director, “FOR” Items 2, 3 and 4, “AGAINST” Items 5 and 6, and in the discretion of the named proxies on all other matters.

IF YOU DO NOT VOTE BY TOUCH-TONE PHONE OR VIA THE INTERNET,

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE

AND RETURN IT IN THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your U.S. Bancorp account online.

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